Exhibit 99
FOR IMMEDIATE RELEASE
July 17, 2025

Cintas Corporation Announces
Fiscal 2025 Fourth Quarter and Full Year Results

CINCINNATI, July 17, 2025 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2025 fourth quarter ended May 31, 2025. Revenue for the fourth quarter of fiscal 2025 increased to $2.67 billion compared to $2.47 billion in last year’s fourth quarter, an increase of 8.0%. The fourth quarter of fiscal 2025 was negatively impacted by one less workday compared to the fourth quarter of fiscal 2024. On a same workday basis, revenue for the fourth quarter of fiscal 2025 was 9.6%. The organic revenue growth rate for the fourth quarter of fiscal 2025, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and workday differences, was 9.0%.

Gross margin for the fourth quarter of fiscal 2025 increased to $1.33 billion compared to $1.22 billion in last year’s fourth quarter, an increase of 9.1%. Gross margin as a percentage of revenue was 49.7% for the fourth quarter of fiscal 2025 compared to 49.2% in last year's fourth quarter, an increase of 50 basis points.

Operating income for the fourth quarter of fiscal 2025 increased 9.1% to $597.5 million compared to $547.6 million in last year's fourth quarter. Operating income as a percentage of revenue was 22.4% in the fourth quarter of fiscal 2025 compared to 22.2% in last year's fourth quarter.

Net income increased to $448.3 million for the fourth quarter of fiscal 2025 compared to $414.3 million in last year's fourth quarter, an increase of 8.2%. The fourth quarter of fiscal 2025 effective tax rate was 22.1% compared to 21.4% in last year's fourth quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Fourth quarter of fiscal 2025 diluted earnings per share (EPS) was $1.09 compared to $1.00 in last year's fourth quarter, an increase of 9.0%. The diluted EPS in each period is reflective of the impact of the four-for-one split of Cintas' common stock on September 11, 2024 (the Stock Split).

For the fiscal year ended May 31, 2025, revenue increased to $10.34 billion compared to $9.60 billion for fiscal 2024, an increase of 7.7%. Fiscal 2025 was negatively impacted by two less workdays compared to fiscal 2024. On a same workday basis, revenue for fiscal 2025 increased 8.6%. The organic revenue growth rate for fiscal 2025 was 8.0%. Operating income for fiscal 2025 increased to $2.36 billion compared to $2.07 billion for fiscal 2024, an increase of 14.1%. Operating income as a percent of revenue was 22.8% in fiscal 2025 compared to 21.6% in fiscal 2024. Diluted EPS for fiscal 2025 was $4.40 compared to $3.79 in fiscal 2024, an increase of 16.1%. The diluted EPS in each period is reflective of the impact of the Stock Split.

Cash flow from operating activities increased to $2.17 billion in fiscal 2025 compared to $2.07 billion in fiscal 2024. Cintas spent $408.9 million on capital expenditures in fiscal 2025, which is 4.0% as a percentage of revenue. Cintas acquired businesses for a total of $232.9 million in fiscal 2025. During fiscal 2025, Cintas paid cash dividends of $611.6 million, an increase of 15.2% over fiscal 2024. During fiscal 2025, under its authorized share buyback program, Cintas purchased 3.8 million shares of Cintas common stock at an average price of $179.07 per share, for a total purchase price of $679.3 million.

Todd M. Schneider, Cintas’ President and Chief Executive Officer, stated, “Our fourth quarter and full year results underscore the enduring strength of the Cintas value proposition. We achieved strong organic revenue growth and set all-time highs in gross margin and operating margin, driven by strategic investments in the business and the unwavering dedication of our employee-partners. By staying focused on operational excellence and making thoughtful investments, we continue to position Cintas for long-term success while returning capital to shareholders.

Mr. Schneider concluded, "As we enter fiscal 2026, we remain focused on delivering unmatched service to our customers, leveraging our distinctive culture and generating sustainable, long-term results for all our stakeholders."

For fiscal 2026, revenue is expected to be in the range of $11.00 billion to $11.15 billion, and diluted EPS is expected to be in the range of $4.71 to $4.85. Please note the following regarding guidance:
•Both fiscal year 2025 and fiscal year 2026 have the same number of workdays for the year and by quarter.
•Guidance does not assume any future acquisitions.
•Guidance assumes a constant foreign currency exchange rate.
•Fiscal year 2026 interest, net is expected to be approximately $98.0 million.
•Fiscal year 2026 effective tax rate is expected to be 20.0%, which is the same as fiscal year 2025.
•Our diluted EPS guidance includes no future share buybacks or significant economic disruptions or downturn.

Cintas
Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, towels, restroom supplies, workplace water services, first aid and safety products, eye-wash stations, safety training, fire extinguishers, sprinkler systems and alarm service, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2025 fourth quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements, including statements regarding our future business plans and expectations, and including the company's fiscal 2026 full-year guidance. The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; supply chain constraints and macroeconomic conditions, including inflationary pressures and higher interest rates; changes in global trade policies, tariffs, and other measures that could restrict international trade; fluctuations in costs of materials and labor, including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our aspirations relating to sustainability opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls over financial reporting; the effect of new accounting pronouncements; risks associated with cybersecurity threats, including disruptions caused by the inaccessibility of computer systems data and cybersecurity risk management; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics; the amount and timing of repurchases of our common stock, if any; changes in global tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2024 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
Scott A. Garula, Executive Vice President & Chief Financial Officer - 513-972-3867
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2025	May 31, 2024	% Change
Revenue:
Uniform rental and facility services	$2,030,680	$1,911,190	6.3%
Other	636,972	559,745	13.8%
Total revenue	2,667,652	2,470,935	8.0%

Costs and expenses:
Cost of uniform rental and facility services	1,036,013	983,049	5.4%
Cost of other	305,650	272,437	12.2%
Selling and administrative expenses	728,537	667,855	9.1%

Operating income	597,452	547,594	9.1%

Interest income	(2,023)	(3,621)	(44.1)%
Interest expense	24,060	24,076	(0.1)%

Income before income taxes	575,415	527,139	9.2%
Income taxes	127,159	112,824	12.7%
Net income	$448,256	$414,315	8.2%

Basic earnings per share	$1.11	$1.02	8.8%

Diluted earnings per share	$1.09	$1.00	9.0%

Basic weighted average common shares outstanding	403,412	406,179
Diluted weighted average common shares outstanding	409,685	413,328

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2025	May 31, 2024	% Change
Revenue:
Uniform rental and facility services	$7,976,073	$7,465,199	6.8%
Other	2,364,108	2,131,416	10.9%
Total revenue	10,340,181	9,596,615	7.7%

Costs and expenses:
Cost of uniform rental and facility services	4,040,888	3,865,071	4.5%
Cost of other	1,125,129	1,045,128	7.7%
Selling and administrative expenses	2,814,438	2,617,783	7.5%

Operating income	2,359,726	2,068,633	14.1%

Interest income	(5,584)	(5,742)	(2.8)%
Interest expense	101,108	100,740	0.4%

Income before income taxes	2,264,202	1,973,635	14.7%
Income taxes	451,921	402,043	12.4%
Net income	$1,812,281	$1,571,592	15.3%

Basic earnings per share	$4.48	$3.85	16.4%

Diluted earnings per share	$4.40	$3.79	16.1%

Basic weighted average common shares outstanding	403,530	406,612
Diluted weighted average common shares outstanding	410,286	413,468

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Twelve Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024

Uniform rental and facility services gross margin	49.0%	48.6%	49.3%	48.2%
Other gross margin	52.0%	51.3%	52.4%	51.0%
Total gross margin	49.7%	49.2%	50.0%	48.8%
Net income margin	16.8%	16.8%	17.5%	16.4%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Twelve Months Ended
(In thousands)	May 31, 2025	May 31, 2024

Net cash provided by operations	$2,165,905	$2,068,500
Capital expenditures	(408,884)	(409,469)
Free cash flow	$1,757,021	$1,659,031

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Revenue Growth

	Three Months Ended			Twelve Months Ended
	May 31, 2025	May 31, 2024	Growth %	May 31, 2025	May 31, 2024	Growth %
	A	B	G	I	J	O
Revenue	$2,667,652	$2,470,935	8.0%	$10,340,181	$9,596,615	7.7%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	66		260	262

	E	F	H	M	N	P
Workday adjusted revenue	$2,708,693	$2,470,935	9.6%	$10,419,721	$9,596,615	8.6%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition and foreign currency exchange impact, net			(0.6)%			(0.6)%

Organic revenue growth			9.0%			8.0%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Total
For the three months ended May 31, 2025
Revenue	$2,030,680	$324,397	$312,575	$2,667,652
Cost of sales	1,036,013	140,208	165,442	1,341,663
Gross margin	994,667	184,189	147,133	1,325,989
Selling and administrative expenses	529,558	107,505	91,474	728,537
Operating income	$465,109	$76,684	$55,659	$597,452

For the three months ended May 31, 2024
Revenue	$1,911,190	$277,638	$282,107	$2,470,935
Cost of sales	983,049	123,806	148,631	1,255,486
Gross margin	928,141	153,832	133,476	1,215,449
Selling and administrative expenses	495,187	90,507	82,161	667,855
Operating income	$432,954	$63,325	$51,315	$547,594

For the twelve months ended May 31, 2025
Revenue	$7,976,073	$1,218,090	$1,146,018	$10,340,181
Cost of sales	4,040,888	521,480	603,649	5,166,017
Gross margin	3,935,185	696,610	542,369	5,174,164
Selling and administrative expenses	2,061,795	401,882	350,761	2,814,438
Operating income	$1,873,390	$294,728	$191,608	$2,359,726

For the twelve months ended May 31, 2024
Revenue	$7,465,199	$1,067,334	$1,064,082	$9,596,615
Cost of sales	3,865,071	474,678	570,450	4,910,199
Gross margin	3,600,128	592,656	493,632	4,686,416
Selling and administrative expenses	1,940,627	353,503	323,653	2,617,783
Operating income	$1,659,501	$239,153	$169,979	$2,068,633

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands)

	May 31, 2025	May 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$263,973	$342,015
Accounts receivable, net	1,417,381	1,244,182
Inventories, net	447,408	410,201
Uniforms and other rental items in service	1,137,361	1,040,144
Prepaid expenses and other current assets	170,046	148,665
Total current assets	3,436,169	3,185,207

Property and equipment, net	1,652,474	1,534,168

Investments	339,518	302,212
Goodwill	3,400,227	3,212,424
Service contracts, net	309,828	321,902
Operating lease right-of-use assets, net	224,383	187,953
Other assets, net	462,642	424,951
	$9,825,241	$9,168,817

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$485,109	$339,166
Accrued compensation and related liabilities	229,538	214,130
Accrued liabilities	875,077	761,283
Income taxes, current	4,034	18,618
Operating lease liabilities, current	50,744	45,727
Debt due within one year	—	449,595
Total current liabilities	1,644,502	1,828,519

Long-term liabilities:
Debt due after one year	2,424,999	2,025,934
Deferred income taxes	471,740	475,512
Operating lease liabilities	178,738	146,824
Accrued liabilities	420,781	375,656
Total long-term liabilities	3,496,258	3,023,926

Shareholders’ equity:
Preferred stock, no par value: 100 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 1,700,000 shares authorized FY 2025: 776,936 issued and 402,948 outstanding FY 2024: 773,097 issued and 405,008 outstanding	2,593,479	2,305,301
Retained earnings	11,798,451	10,617,955
Treasury stock: FY 2025: 373,988 shares FY 2024: 368,089 shares	(9,791,838)	(8,698,085)
Accumulated other comprehensive income	84,389	91,201
Total shareholders’ equity	4,684,481	4,316,372
	$9,825,241	$9,168,817

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2025	May 31, 2024
Cash flows from operating activities:
Net income	$1,812,281	$1,571,592

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	303,377	280,866
Amortization of intangible assets and capitalized contract costs	190,806	176,004
Stock-based compensation	128,329	116,986
Gain on sale of property and equipment	(19,341)	—
Deferred income taxes	(5,807)	(28,912)
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(174,141)	(91,399)
Inventories, net	(33,947)	95,766
Uniforms and other rental items in service	(93,646)	(22,815)
Prepaid expenses and other current assets and capitalized contract costs	(180,840)	(143,441)
Accounts payable	143,973	36,896
Accrued compensation and related liabilities	17,769	(27,013)
Accrued liabilities and other	92,397	97,750
Income taxes, current	(15,305)	6,220
Net cash provided by operating activities	2,165,905	2,068,500

Cash flows from investing activities:
Capital expenditures	(408,884)	(409,469)
Purchases of investments	(7,196)	(7,546)
Proceeds from sale of property and equipment	23,972	—
Acquisitions of businesses, net of cash acquired	(232,899)	(186,837)
Other, net	1,369	518
Net cash used in investing activities	(623,638)	(603,334)

Cash flows from financing activities:
Proceeds from issuance of debt, net	398,088	—
Debt issuance costs	(1,165)	—
Repayment of debt	(450,000)	(13,450)
Proceeds from exercise of stock-based compensation awards	896	1,370
Dividends paid	(611,627)	(530,909)
Repurchase of common stock	(934,800)	(700,033)
Other, net	(20,403)	(4,484)
Net cash used in financing activities	(1,619,011)	(1,247,506)

Effect of exchange rate changes on cash and cash equivalents	(1,298)	206

Net (decrease) increase in cash and cash equivalents	(78,042)	217,866
Cash and cash equivalents at beginning of year	342,015	124,149
Cash and cash equivalents at end of year	$263,973	$342,015